Exhibit 99

Press Release

MOSAIC and SASKFERCO CONTACT: Brad DeLorey, 306-530-1101

GOVERNMENT OF SASKATCHEWAN CONTACT: Jan Carter, 306-787-0122

MOSAIC INVESTOR CONTACT: Christine Battist, 763-577-2828

Mosaic and Investment Saskatchewan Announce Agreement to Sell

Saskferco Products ULC to Yara International ASA

PLYMOUTH, MN, July 14, 2008 – The Mosaic Company (NYSE:MOS) and Investment Saskatchewan today announced a definitive agreement to sell Saskferco Products ULC (Saskferco) to Yara International ASA (Yara) for approximately CDN $1.6 billion (approximately USD $1.6 billion).

“We are pleased to reach an agreement for the sale of Saskferco,” said Jim Prokopanko, President and Chief Executive Officer of Mosaic. “The timely sale of Saskferco will allow us to focus on our core potash and phosphate businesses, with the proceeds from the sale to be used for the planned expansions of our Saskatchewan potash mines and other non-U.S. assets.”

“This sale represents fair value for Saskferco,” said Minister Lyle Stewart, the Minister Responsible for Investment Saskatchewan. “We are pleased to welcome Yara to the Saskatchewan business community. The company’s investment in Saskferco and Mosaic’s plans to expand its operations in our province are very positive events that will further enhance our thriving economy.”

The sale is subject to customary closing conditions, including approvals under the Investment Canada Act and the Competition Act (Canada). Closing is currently anticipated in the third calendar quarter of 2008. Further announcements will be made as events warrant.

CIBC World Markets Inc. is acting as financial advisor and MacPherson Leslie & Tyerman LLP is acting as legal counsel to Saskferco.

About The Mosaic Company

The Mosaic Company is one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients. Mosaic is a single source provider of phosphates and potash fertilizers and feed ingredients for the global agriculture industry. More information on the company is available at www.mosaicco.com.

About Investment Saskatchewan

Investment Saskatchewan is a Saskatchewan Crown corporation that has a mandate to enhance economic growth and diversification through the provision of investment capital and financing and to ensure prudent management of commercially viable investments.

About Saskferco

Saskferco Products ULC is one of North America’s leading producers of nitrogen fertilizer. With a production facility in Belle Plaine, Saskatchewan, Saskferco is a private company primarily owned by The Mosaic Company and Investment Saskatchewan.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the ability to sell Saskferco and the desirability and effect thereof as well as Mosaic’s strategic priorities and future plans. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and Investment Saskatchewan and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to the predictability of fertilizer, raw material and energy markets subject to competitive market pressures; changes in foreign currency and exchange rates; international trade risks; changes in governmental policy; changes in environmental and other governmental regulation; adverse weather conditions affecting Mosaic’s operations in central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of asset retirement, environmental remediation and reclamation differing from management’s current estimates; accidents involving Mosaic’s or Saskferco’s operations, including brine inflows at Mosaic’s Esterhazy, Saskatchewan potash mine and other potential mine fires, floods, explosions or releases of hazardous or volatile chemicals; changes in financial markets, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.

###